UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2019

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

WYOMING	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(424) 230-7001

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Effective February 12, 2019, Rich Pharmaceuticals, Inc. (the “Company”) agreed to convert a total of $71,250 in outstanding payables to six Company officers, directors and service providers into 1,425,000,000 shares of restricted common stock, including Ben Chang, the Company’s Chief Executive Officer; Tsailing Chang, the Company’s Corporate Secretary; and Carole Salvador, the Company’s Director.

Item 3.02	Unregistered Sales of Equity Securities

The above-referenced issuances of shares described in Item 1.01 were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities were isolated private transactions by us which did not involve a public offering; (b) there was only 6 investors who are accredited investors; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the issuance of shares will be pursuant to a debt conversion agreements negotiated directly between each debtholder and the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 12, 2019, the Company agreed to issued Ben Chang, the Company’s Chief Executive Officer, 150,000,000 options to purchase shares of Company common stock under the 2019 Plan at an exercise price of $0.0001 per share, and agreed to issue Mr. Chang 600,000,000 shares of Company common stock in conversion of $30,000 accrued compensation owed to Mr. Chang. Effective February 12, 2019, the Company agreed to issued Tsailing Chang, the Company’s Corporate Secretary, 150,000,000 options to purchase shares of Company common stock under the 2019 Plan at an exercise price of $0.0001 per share, and agreed to issue Ms. Chang 150,000,0000 shares of Company common stock in conversion of $7,500 accrued compensation owed to Ms. Chang. Effective February 12, 2019, the Company agreed to issued Carole Salvador, the Company’s Director, 150,000,000 options to purchase shares of Company common stock under the 2019 Plan at an exercise price of $0.0001 per share, and agreed to issue Ms. Salvador 150,000,0000 shares of Company common stock in conversion of $7,500 accrued compensation owed to Ms. Salvador.

Item 8.01	Other Events

Effective February 12, 2019, the Company’s board of directors approved the adoption of Rich Pharmaceuticals, Inc. 2019 Stock Option/Stock Issuance Plan (the "2019 Plan”). The 2019 Plan is intended to aid the Company in recruiting and retaining key employees, directors or consultants and to motivate them by providing incentives through the granting of awards of stock options or other stock based awards. The 2019 Plan is administered by the board of directors. Directors, officers, employees and consultants of the Company and its affiliates are eligible to participate under the 2019 Plan. A total of 1,500,000,000 shares of common stock have been reserved for awards under the 2019 Plan. On February 12, 2019, the Board of Directors of the Company approved the grant of 1,200,000,000 options to purchase Company common stock to a total of 13 directors, officers, employees and consultants of the Company. The options have an exercise price of $0.0001 per share and are subject to vesting schedules and other terms as provided in the individual option grants. The foregoing is only a brief description of the material terms of the 2019 Plan, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the 2019 which is filed as an exhibit to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description
10.75	2019 Stock Option Plan

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.

Dated: February 12, 2019	By:	/s/ Ben Chang
Ben Chang Chief Executive Officer

3